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Exhibit 23(j)

BRIGGS
BUNTING &
DOUGHERTY, LLP
--------------------------------------------------------------------------------
Certified Public Accountants and Business Advisors



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 21, 2001 accompanying the August 31, 2001 financial statements of Old Dominion Investors' Trust, Inc. which are included in the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                                BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
December 20, 2001